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                                                                 EXHIBIT (11)(B)
                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the inclusion of Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of EV Marathon Worldwide Developing Resources Fund and EV Traditional Worldwide Developing Resources Fund (the "Funds") of our report dated March 18, 1997, relating to Worldwide Developing Resources Portfolio appearing in the Funds' Statements of Additional Information which are part of such Registration Statement.

      We also consent to the reference to our Firm under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Funds' Statements of Additional Information of the Registration Statement.

                                        /s/ DELOITTE & TOUCHE
                                            ----------------------------------
                                            DELOITTE & TOUCHE

March 24, 1997
Grand Cayman, Cayman Islands
British West Indies